Exhibit 10.50

Loan Agreement

The lender [Lee, YoungJae] (hereinafter Party “A”) and borrower [K Enter Holdings Inc Korea Branch] (hereinafter “Party B”) enter into a loan agreement on April 22, 2024.

Article 1 [Summary]

1)	Party A shall lend tone hundred and eighty million] Korean Won (KRW 180,000,000) to Party B as the loan limit.

2)	There will be [4.6] % per Annum charged on the loan

3)	However, early repayment is possible if both Party A and Party B agree on the repayment date.

Article 2 [Loan Term and Late Interest]

1)	Loan Term

-	Loan Date: Signing date of this Agreement, [22*] day of [April], 2024

-	Maturity Date: Expiration date of this Agreement, [22*] day of [October], 2024

2)	Party B must fully repay the loan amount specified in Article 1 to Party A by the maturity date. Early repayment is possible, and if early repayment is made, the principal amount including the calculated interest up to the early repayment date must be repaid.

3)	If Party B wishes to extend the loan maturity date, it must consult and reach agreement with Party A at least 5 business days before the maturity date.

Article 3 [Events of default]

In the following cases an event of default will be declared and Party B must immediately repay the entire loan amount and penalties to Party A without the need for a separate notice or demand:

1)	In case Party B files for bankruptcy, insolvency, or any other application for compulsory execution is received by the courts.

2)	In case Party B is deemed to have lost the ability to repay the loan.

3)	If Party B faces application for seizure or attachment, an injunction or is forced into an auction application from a third party.

4)	In any case there has been any violation of this Agreement.

Article 4 [Late penalties]

In the case of an event of default, an additional penalty will accrue at an annual rate of 6% on the outstanding principal and interest amount due at that time.

Article 5 [Agreement Observance]

Matters not specified in this Agreement shall be governed by the provisions of civil law and general practice. Any dispute arising from or in connection with this Agreement shall be resolved by legal proceedings over which the Seoul Central District Court shall have exclusive jurisdiction as the court of first instance.

To certify the execution of this Agreement, two copies of this Agreement are prepared, and Party A and Party B will each keep one copy after signing and placing its seal.

[22]th of [April], 2024

Party A:	[Lee, YoungJae]
	Address:	514-1001, 31, Dolma-ro, 476 Beon-gil, Bundang-gu, Seongam-si, Gyeonggi-do, Republic of Korea

Party B:	K Enter Holdings Inc Korean Branch
	Address:	11F, 527, Eonju-ro, Gangnam-gu, Seoul, Republic of Korea
	CEO:	Lee, YoungJae